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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 1998, with respect to the combined financial statements of Jeri-Jo Knitwear Inc. and Affiliate included in the Registration Statement (Form S-4) and related Prospectus of Norton McNaughton, Inc. for the registration of $125,000,000 of 12 1/2% senior notes due 2005.


                              /s/ Ernst & Young LLP

New York, New York
August 5, 1998